Exhibit 10.19

MARKETING SUPPORT SERVICE AGREEMENT

THIS MARKETING SUPPORT SERVICE AGREEMENT (the “Agreement”) is made and entered into as of January 28, 2026 (the “Effective Date”), by and between:

PRIMEGEN US INC., a corporation organized and existing under the laws of DELAWARE, with its principal place of business at 2917 S. Daimler Street, Santa Ana, CA 92705 (“Client”), AND POLITE SOCIETY ENTERPRISES INC, a corporation organized and existing under the laws of CALIFORNIA, with its principal place of business at 909A S. Cucamonga Ave., Suite A-104, Ontario, CA 91761 (or such other address as notified to Client from time to time) (“Consultant”).

1. SCOPE OF SERVICES

1.1 Sales and Marketing Support Services. Consultant agrees to provide Sales and Marketing Support Services to Client. These services are broadly defined to include, but are not limited to: (i) Sales and marketing operational support and strategy; (ii) Recruitment, training, and management of sales personnel; (iii) Hosting, managing, and facilitating the operations of the Med SPA demonstration center; and (iv) Related marketing and sales support activities, such as brand strategy guidance, graphic design support, and web design consultation.

1.2 Excluded Expenses and Additional Costs. The Base Services Fee (as defined in Section 2) covers the Consultant’s professional time and management fee only. Direct out-of-pocket expenses are NOT included in the Base Services Fee. Such excluded expenses include, but are not limited to: (i) Printing and production of marketing materials; (ii) Specific sales-related labor costs or third-party personnel fees; and (iii) Freight, shipping, and logistics expenses.

1.3 Reimbursement of Expenses. Any actual expenses incurred by Consultant in the performance of the Services shall be reimbursed by Client. Consultant shall submit a separate invoice for such actual expenses, and Client agrees to pay such invoices in accordance with the payment terms herein.

2. COMPENSATION

2.1 Monthly Service Fee. In consideration for the Sales and Marketing Support Services, Client agrees to pay Consultant a fixed, flat monthly fee of USD $12,000.00 (the “Service Fee”).

2.2 Payment Terms. The Service Fee shall be due and payable in advance on the 1st day of each month. All payments shall be made via direct deposit to the Consultant’s bank account as set forth in the copy of the Consultant’s voided check attached hereto as Appendix A.

3. INDEPENDENT CONTRACTOR Consultant is an independent contractor. Nothing in this Agreement shall be construed to create a partnership, joint venture, or employer-employee relationship between the Parties. Consultant serves solely in an advisory capacity and assumes no direct liability for the execution of events, website security breaches, or regulatory compliance of Client’s marketing materials.

4. CONFIDENTIALITY Consultant agrees not to disclose any non-public, confidential information of Client acquired during the term of this Agreement to any third party without Client’s prior written consent, except as required by law.

5. GOVERNING LAW This Agreement shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

CLIENT: PRIMEGEN US INC

Signature:

Name:	Title:

PROVIDER: POLITE SOCIETY ENTERPRISES INC

Signature:

Name:	Title:

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